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                                                                    Exhibit 10.1

                                    FORM OF

                               ADVISORY AGREEMENT

                                 BY AND BETWEEN


                     CORNERSTONE CORE PROPERTIES REIT, INC.


                                   ("COMPANY")

                                       AND

                        CORNERSTONE REALTY ADVISORS, LLC

                                   ("ADVISOR")

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                                TABLE OF CONTENTS

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                                                                         PAGE
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Definitions......................................................          1
Appointment......................................................          8
Authority of the Advisor.........................................          8
Duties and Authority of the Advisor..............................          9
Records; Access..................................................         13
Limitations on Activities........................................         13
Relationship With Directors......................................         14
Fees.............................................................         14
Expenses.........................................................         15
Fidelity Bond....................................................         17
Other Activities of the Advisor..................................         17
Relationship of Advisor and Company..............................         18
Representations and Warranties...................................         18
Term; Termination of Agreement...................................         19
Termination......................................................         19
Payments to and Duties of Advisor upon Termination...............         19
Assignment to an Affiliate.......................................         20
Indemnification by the Company...................................         20
Indemnification by Advisor.......................................         21
Advisor's Liability..............................................         21
Notices..........................................................         21
Modification.....................................................         21
Severability.....................................................         22
Construction.....................................................         22
Entire Agreement.................................................         22
Indulgences, Not Waivers.........................................         22
Gender...........................................................         22
Titles Not to Affect Interpretation..............................         22
Execution in Counterparts........................................         22
Initial Investment...............................................         22
Name.............................................................         22
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                                       (i)

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                               ADVISORY AGREEMENT


      THIS ADVISORY AGREEMENT, dated as of __________, 2005, is entered into between CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation (the "Company"), and CORNERSTONE REALTY ADVISORS, LLC, a California limited liability company (the "Advisor").


                               W I T N E S S E T H

      WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (No. 333-_______) (the "Registration Statement") covering the issuance of common stock, and the Company may subsequently issue additional shares of common stock (collectively, the "Stock");

      WHEREAS, the Company intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of the Company's charter and Sections 856 through 860 of the Code (as defined below);

      WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company all as provided herein; and

      WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

      1. Definitions. As used in this Advisory Agreement (the "Agreement"), the following terms have the definitions hereinafter indicated:

      Acquisition Expenses means expenses related to the Company's sourcing, selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on Property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees, and personnel and other direct expenses related to the selection and acquisition of Properties.

      Acquisition Fee means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of any Property, and Development Fees or Construction Fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

      Advisor means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially, all such functions. The Advisor is Cornerstone Realty Advisors, LLC or any Person which succeeds it in such capacity.

      Advisory Agreement means this agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company, as it may be amended or restated from time to time.

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      Advisor Acquisition Fee means the fee paid to the Advisor for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties in an amount equal to 2.0% of Gross Proceeds other than Gross Proceeds from the Reinvestment Plan.

      Affiliate or Affiliated means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting Securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting Securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

      AMEX means the American Stock Exchange.

      Appraised Value means value according to an appraisal made by an Independent Appraiser.

      Assets means any and all GAAP assets including but not limited to all real estate investments (real, personal or otherwise), tangible or intangible, owned or held by, or for the account of, the Company, whether directly or indirectly through another entity or entities, including interests in any Person or in Joint Ventures which directly or indirectly own real estate.

      Average Invested Assets means, for a specified period, the average of the aggregate GAAP basis book carrying values of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

      Asset Management Fee means the fee paid to the Advisor for directing or performing the day-to-day business affairs of the Company in the amount established pursuant to Section 9(b).

      Board of Directors or Board means the individuals holding such office, as of any particular time, under the Charter of the Company, whether they be the Directors named therein or additional or successor Directors.

      Bylaws means the Bylaws of the Company, as the same may be amended from time to time.


      Capped O&O Expenses means all Organizational and Offering Expenses in excess of 5.0% of the Gross Proceeds raised in a completed Offering other than Gross Proceeds from Stock sold pursuant to the Reinvestment Plan.


      Cash from Financings means the net cash proceeds realized by the Company from the financing of Property or from the refinancing of any Company indebtedness.

      Cash from Sales means the net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its Assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

      Cash from Sales and Financings means Cash from Sales plus Cash from Financings.

      Charter means the charter of the Company, including the Articles of Incorporation and all Articles of Amendment, Articles Supplementary and other modifications thereto as filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT").

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      Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

      Common Stock means shares of the Company's common stock, $.001 par value per share, the terms and conditions of which are set forth in the Charter.


      Company means Cornerstone Core Properties REIT, Inc., a corporation organized under the laws of the State of Maryland.


      Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

      Construction Fee means a fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise or coordinate leasehold or other improvements or projects, or to provide major repairs or rehabilitation for a Property.

      Dealer Manager means Pacific Cornerstone Capital, Inc., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Stock. Pacific Cornerstone Capital, Inc. is a member of the National Association of Securities Dealers, Inc.

      Development Fee means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

      Director means an individual who is a member of the Board of Directors.

      Disposition Fee means the Disposition Fee as defined in Section 9(d) of this Agreement.

      Dividends means any dividends or other distributions of money or other property paid by the Company to the holders of Common Stock or Preferred Stock, including dividends that may constitute a return of capital for federal income tax purposes. For purposes of calculating the Subordinated Incentive Fee Due Upon Listing, the Subordinated Performance Fee Due Upon Termination and the Subordinated Share of Net Sale Proceeds, the 10% Stock Dividend paid to the persons who purchase the first $125,000,000 of Stock in the Initial Public Offering, or such lesser amount qualifying for the Special 10% Stock Dividend as our Board determines, shall be disregarded.

      Excess Expense Guidelines is defined in Section 10(c)(iii) hereof.

      Excess Market Value means the amount by which (i) the market value of the outstanding Stock, measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following Listing and ending eighteen (18) months following Listing during which the average closing price or average of bid and asked price of the Stock is the highest (the "Market Value"), plus the total of all Dividends (other than the Special 10% Stock Dividend) and other distributions paid to Stockholders from the Company's inception until the date that Market Value is determined, exceeds (ii) an amount equal to 100% of the Invested Capital, plus an amount equal to a specified cumulative, non-compounded per annum return on the Invested Capital from the date of investment through the date Market Value is determined.

      Excess Value means the amount by which the Net Appraised Value exceeds the sum of 100% of Invested Capital, plus an amount equal to a specified cumulative, non-compounded per annum return on Invested Capital, calculated on a weighted average daily basis, less all prior Dividends and other distributions.

      FFO means funds from operations which is Net Income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, plus the Company's pro rata share of funds from operations of consolidated and unconsolidated joint ventures.

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      GAAP means generally accepted accounting principles consistently applied as used in the United States.

      Gross Proceeds means the aggregate purchase price of all Stock sold for the account of the Company, including Stock sold pursuant to the Reinvestment Plan, without deduction for Sales Commissions, volume discounts, fees paid to the Dealer Manager or other Organization and Offering Expenses. Gross Proceeds does not include Stock issued in exchange for OP Units.

      Independent Appraiser means a person or entity, who is not an Affiliate of the Advisor or the Directors, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

      Independent Director means a Director who is not, and within the last two
(2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or
(vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

      Initial Public Offering means the offering and sale of Common Stock of the Company pursuant to the Company's first effective registration statement covering such Common Stock filed under the Securities Act of 1933, as amended.

      Invested Capital means the amount calculated by multiplying the total number of shares of Stock purchased by Stockholders by (i) the Offering Price for the Stock or (ii) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Dividends or distributions which represent a return of capital and any amounts paid by the Company to repurchase shares of Stock pursuant to a plan for repurchase of the Company's Stock. For purposes of calculating the Invested Capital, the 10% Stock Dividend paid to the persons who purchase the first $125,000,000 of Stock in the Initial Public Offering, or such lesser amount qualifying for the Special 10% Stock Dividend as our Board determines, shall be disregarded.

      Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

      Leasing Agent means an entity that has been retained to perform and carry out leasing activities for one or more of the Properties.

      Listed. Approved for trading on the NYSE, AMEX, Nasdaq/NMS or other over-the-counter market, any successor to such entities or on any national securities exchange that has listing standards that the Securities and Exchange Commission determines by rule are substantially similar to the listing standards of the NYSE, AMEX or Nasdaq/NMS. The term "Listing" shall have the correlative meaning.

      Nasdaq/NMS. National Market System of the Nasdaq Stock Market.

      NASAA means the North American Securities Administrators Association, Inc.

      NASAA Net Income means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, NASAA Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's Assets.

      NASAA REIT Guidelines means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

      Net Appraised Value means the Appraised Value of the Company's Assets at the Termination Date, less amounts of all indebtedness secured by the Company's Properties.

      Net Asset Value means the total Assets including intangible assets relating to SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets (but not including other GAAP intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

      Net Income means net income as calculated in accordance with GAAP.

      Net Sale Proceeds means in the case of a transaction described in clause
(A) of the definition of Sale, the net proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sale Proceeds means the net proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (E) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership in connection with such transaction. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

      NYSE means the New York Stock Exchange.

      Offering means an offering of Stock that is registered with the U.S. Securities and Exchange Commission, excluding Stock offered under any employee benefit plan.

      Offering Price means, with respect to each share of Stock, the highest price at which such Stock was offered by the Company in the Offering pursuant to which such Stock was issued, without regard to any price reductions for certain types of purchasers or volume discounts.

      Operating Expenses means all direct and indirect costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and
(vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of "Operating Expenses" set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

      Operating Partnership means Cornerstone Operating Partnership II, L.P. which is the partnership through which the Company may own Properties.

      Operating Partnership Agreement means the Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

      OP Unit means a unit of limited partnership interest in the Operating Partnership.

      Organizational and Offering Expenses means any and all costs and expenses incurred by the Company, the Advisor or any Affiliate of either in connection with and in preparing the Company for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants' and attorneys' fees and other accountable offering expenses. Organization and Offering Expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor's employees or employees of the Advisor's Affiliates in connection with registering and marketing the Stock; (ii) compensation to and direct expenses of employees of the Dealer Manager while preparing for the offering and marketing of the Stock and in connection with their wholesaling activities but not Sales Commissions; (iii) travel and entertainment expenses related to the offering and marketing of the Stock; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including Web site design and management; (v) costs and expenses of conducting training and educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; and (vii) payment or reimbursement of bona fide due diligence expenses.

      Person shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

      Property or Properties means the real properties or real estate investments which are acquired by the Company either directly or through the Operating Partnership, Joint Ventures, partnerships or other entities.

      Property Manager means any entity that has been retained to perform and carry out at one or more of the Properties property management services.

      Prospectus means any document, notice, or other communication satisfying the standards set forth in Section 10 of the Securities Act of 1933, as amended, and contained in a currently effective registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission, or if no registration statement is currently effective, then the Prospectus contained in the most recently effective registration statement.

      Reinvestment Plan shall have the meaning set forth in Section 8.8 of the Charter.

      REIT means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and Joint Ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

      REIT Provisions of the Code means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

      REIT Stock Amount has the meaning set forth in the Operating Partnership Agreement.

      Sale or Sales means any transaction or series of transactions whereby: (A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

      Sales Commissions means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Stock, including, without limitation, commissions payable to the Dealer Manager.

      Securities means any class or series of units or shares of the Company or the General Partner, including common shares or preferred units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "Securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

      Securities Act means the Securities Act of 1933, as amended.

      Special 10% Stock Dividend means the 10% stock dividend authorized by the Board of Directors to be paid to the Stockholders of record on the date that the Company raises the first $125,000,000 in the Initial Public Offering or such lesser amount on such earlier date as determined by the Board of Directors.

      Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent leasing agent or property manager of the Company's assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company (as determined by a majority of the Directors, including a majority of the Independent Directors) by:

            (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

            (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

            (c) having a substantial number of relationships and contacts with the Company;

            (d) possessing significant rights to control the Company's properties;

            (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

            (f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

      Stock means shares of stock of the Company of any class or series, including Common stock, Preferred Stock or Stock-in-Trust.

      Stock-in-Trust is defined in Section 9.1 of the Charter.

      Stockholders means the registered holders of the Company's Stock.

      Subordinated Incentive Fee Due Upon Listing means the fee payable to the Advisor under certain circumstances if the Common Stock is listed on a national securities exchange, or traded on the Nasdaq/NMS or other over-the-counter market in an amount equal to the percentage below of the Excess Market Value. The Subordinated Incentive Fee Due Upon Listing will be (i) 5% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, (ii) 10% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, or (iii) 15% of the Excess Market Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital calculated on an aggregate weighted average daily basis. The Company shall have the option to pay such fee in the form of cash, Stock, a promissory note or any combination of the foregoing. The form of payment shall be as approved by the Board of Directors. In the event the Advisor Subordinated Incentive Fee Due Upon Listing is paid to the Advisor, thereafter, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Share of Net Sale Proceeds.

      Subordinated Performance Fee Due Upon Termination means a fee equal to (i) 5% of the Excess Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, (ii) 10% of the Excess Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis, or (iii) 15% of the Excess Value if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital calculated on an aggregate weighted average daily basis.

      Subordinated Share of Net Sale Proceeds means a fee equal to the percentage set forth below of the balance of Net Sale Proceeds, if any, remaining after Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital, plus an amount equal to a cumulative, non-compounded per annum return on the Invested Capital, calculated on an aggregate weighted average daily basis. The Subordinated Share of Net Sale Proceeds will be (i) 5% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 6% cumulative, non-compounded per annum return on the Invested Capital, (ii) 10% of remaining Net Sale Proceeds if Stockholders have received cumulative Dividends and distributions equal to 100% of the Invested Capital plus an 8% cumulative, non-compounded per annum return on the Invested Capital, or (iii) 15% of remaining Net Sale Proceeds if Stockholders have received a cumulative Dividends and distributions equal to 100% of the Invested Capital plus a 10% cumulative, non-compounded per annum return on the Invested Capital.

      Termination Date means the date of termination of this Agreement.

          2. Appointment. The Company, through the powers vested in the Board of Directors including a majority of all Independent Directors, hereby appoints the Advisor to serve as its advisor and asset manager on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

          3. Authority of the Advisor.

            (a) General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate.

Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Advisory Agreement or the Charter.

            (b) Powers of the Advisor. Subject to the express limitations set forth in this Advisory Agreement and subject to the supervision of the Board, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Advisory Agreement.

            (c) Approval by Directors. Notwithstanding the foregoing, any investment in Assets, including any acquisition of an Asset by the Company or any investment by the Company in a joint venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board of Directors and the Independent Directors. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

            (d) Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Sections 3 and 4, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

          4. Duties and Authority of the Advisor.

            (a) Organizational and Offering Services. The Advisor shall manage and supervise:

                  (i) development of the product offering, including the determination of the specific terms of the Securities to be offered by the Company;

                  (ii) the organization of the Company, preparation of all offering and related documents, and obtaining of all required regulatory approvals of such documents;

                  (iii) along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;

                  (iv) coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

                  (v) preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in the offering of the Company's Securities;

                  (vi) along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

                  (vi) creation and implementation of various technology and electronic communications related to the offering of the Company's Securities; and

                  (vii) all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

            (b) Property Acquisition and Disposition, Asset Management and Operational Services. The Advisor undertakes to use commercially reasonable efforts to:

                  (i) (1) present to the Company potential investment opportunities to provide a continuing and suitable investment program consistent with (a) the investment objectives and policies of the Company as determined and adopted in the Charter of the Company, as amended from time to time, and (b) the investment allocation method described at
      Section 12(b) of this Agreement and (2) to manage, administer, promote, maintain, and improve the Properties on an overall portfolio basis in a diligent manner. The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar property portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor's organization and staff with respect to the duties it will perform under this Agreement. The Advisor shall also obtain the services of Property Managers and Leasing Agents, which may include the Advisor or its Affiliates, to manage, promote, and lease the Properties. To facilitate the Advisor's performance of these undertakings, but subject to the restrictions included in Sections 3 and 7 and to the continuing and exclusive authority of the Board over the management of the Company and the Operating Partnership, the Company hereby delegates to the Advisor the authority to, and the Advisor hereby agrees to, either directly or by engaging an Affiliate of the Advisor or an unrelated third party;

                  (ii) manage, and perform and supervise the various administrative functions reasonably necessary for the management of the day-to-day operations of the Company;

                  (iii) subject to the provisions of Section 3(c) and 4 hereof,
      (A) locate, analyze and select potential investments in Assets, (B) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (C) perform due diligence on prospective investments and summarize the results of such work, (D) make investments in Assets on behalf of the Company or the Operating Partnership in compliance with the investment objectives and policies of the Company; (E) if necessary, arrange for financing and refinancing and make other changes in the asset or capital structure of Assets; (F) dispose of, reinvest or distribute the proceeds from the sale of, or otherwise deal with the investments in, Assets; (G) enter into leases and service contracts for Property, including oversight of Affiliated companies that perform property management services for the Company, if any; (H) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and (I) to the extent necessary, perform all other operational functions for the maintenance and administration of Properties;

                  (iv) consult with the officers and the Board of Directors of the Company and assist the Board of Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with borrowings proposed to be undertaken by the Company, if any;

                  (v) provide the Board of Directors with periodic reports regarding prospective investments which include recommendations and supporting documentation required by them to properly evaluate the proposed investment;

                  (vi) obtain the prior approval of the Board of Directors (including a majority of all Independent Directors) for any and all investments in Properties (as well as any financing acquired by the Company or the Operating Partnership in connection with such investment);

                  (vii) notify the Board of all proposed material transactions before they are completed;

                  (viii) serve as the Company's investment and financial advisor and provide the Board with relevant market research and economic and statistical data in connection with the Company's assets and investment objectives and policies;

                  (ix) obtain reports (which may be prepared by unrelated third parties, the Advisor, or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

                  (x) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of Assets on an overall portfolio basis;

                  (xi) monitor applicable markets and obtain reports (which may be prepared by unrelated third parties, the Advisor or Affiliates) where appropriate, concerning the values of existing or prospective investments of the Company and monitor and evaluate the performance of the investments of the Company;

                  (xii) conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the related Property Managers and Leasing Agents of its duties;

                  (xiii) oversee the performance by the Property Managers of their duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance;

                  (xiv) review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and leasing agent and aggregate these property budgets into the Company's overall budget and financial reports;

                  (xv) review and analyze on-going financial information pertaining to each Property and the overall portfolio of Properties;

                  (xvi) deliver to the Board or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties;

                  (xvii) obtain and maintain, with respect to any Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

                  (xviii) consult with the officers and Directors and assist the Directors in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

                  (xix) perform and supervise the various management and operational functions related to the Company's investments in Assets;

                  (xx) coordinate and manage relationships between the Company and any joint venture partners;

                  (xxi) undertake and perform all services or other activities necessary and proper to carry out the investment objectives of the Company;

                  (xxii) as reasonably necessary, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

                  (xxiii) assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Securities of the Company or for other financing on behalf of the Company, but in no event in such a way that the Advisor shall be acting as a broker, dealer, underwriter or investment advisor in Securities of or for the Company;

                  (xxiv) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company if necessary, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Securities or obtain loans for the Company if necessary, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (xxv) provide the Company with all necessary cash management services;

                  (xxvi) upon request of the Board of Directors, invest and reinvest any money of the Company;

                  (xxvii) perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law including the Sarbanes-Oxley Act;

                  (xxviii) from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to the Company under this Agreement;

                  (xxix) coordinate with the Company's independent accountants and auditors the preparation and delivery to the Board of Directors of a report not less than annually concerning the Advisor's compliance with certain material aspects of this Agreement and as otherwise requested by the Board of Directors;

                  (xxx) from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

                  (xxxi) provide the officers and Directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

                  (xxxii) consult with the Board of Directors relating to the corporate governance structure and appropriate policies and procedures related thereto;

                  (xxxiii) supervise the preparation on behalf of the Company of all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

                  (xxxiv) maintain and preserve the books and records of the Company and maintaining the accounting and other record-keeping functions at the Property and Company levels;

                  (xxxv) undertake communications with Stockholders in accordance with applicable law and the Charter, provided, however, that Affiliates of the Advisor have no obligations to the Company other than as expressly stated herein, and the Advisor and its Affiliates have no obligations to present to the Company any specific investment opportunity except as set forth in the Charter and described in the Prospectus;

                  (xxxvi) manage communications with stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

                  (xxxvii) establish technology infrastructure to assist in providing shareholder support and service;

                  (xxxviii) appoint and supervise the Company's transfer agent in the maintenance of a stock ledger reflecting a record of the Stockholders and their ownership of Stock;

                  (xxxix) manage and coordinate with the transfer agent the periodic dividend process and the payments to Stockholders;

                  (xl) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, construction companies, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing; and

                  (xli) do all things necessary to assure its ability to render the services described in this Agreement.

The Advisor has a fiduciary responsibility to the Company and to the Stockholders in carrying out its duties under this Agreement. In providing advice and services hereunder, the Advisor shall not (i) engage in any activity which would require it to be registered as an "Investment Advisor," as that term is defined in the Investment Advisors Act of 1940 or in any state securities law or (ii) cause the Company to make such investments as would cause the Company to become an "Investment Company," as that term is defined in the Investment Company Act of 1940.

          5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

          6. Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company's operations in accordance with United States generally accepted accounting principles ("GAAP"), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company's assets from theft, error or fraudulent activity. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. The Advisor shall maintain necessary liaison with the Company's independent accountants and shall provide such accountants with such reports and other information as the Company shall request. The Advisor shall at all reasonable times have access to the books and records of the Company.

          7. Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Stock or its other Securities, or
    (d) violate the Charter or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company or to the Board or

    Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates except as provided in this Agreement.

          8. Relationship With Directors. Subject to Section 7 of this Agreement and to restrictions set forth in the Charter or deemed advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors. Directors who are not Independent Directors will be individuals nominated by the Advisor, provided that such director nominees are either directors of the Advisor or have been elected by the board of directors of the Advisor as executive officers of the Advisor.

          9. Fees.

            (a) Advisor Acquisition Fees. The Company will pay the Advisor, as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Properties, Advisor Acquisition Fees in an amount equal to 2.0% of Gross Proceeds, other than Gross Proceeds from Stock purchased under the Reinvestment Plan, payable by the Company upon the Company's receipt of Gross Proceeds; provided that upon termination of this Agreement, the Advisor will be obligated to reimburse the Company for any Advisor Acquisition Fee that has not been allocated to the purchase price of Company Properties as provided for in Section 5.2 of the Charter.

            (b) Asset Management Fee. Subject to the overall limitations contained below in this Section 9(c), commencing on the date hereof, the Company shall pay the Advisor for the asset management services included in the services described in Section 4 a monthly fee (the "Asset Management Fee") in an amount equal to one-twelfth of 1.25% of the Average Invested Assets, calculated on a monthly basis as of the last day of each month. The Asset Management Fee shall be reduced if the Independent Directors determine that compensation to be paid to the Advisor is not reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out in accordance with
Section 4.2 of the Charter.

            (c) Property Management and Leasing Fees. If the Company retains the Advisor or its Affiliates to manage or lease any of its Properties, the Company will pay the Advisor or its Affiliates a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for the costs and expenses the Advisor or its Affiliates incurs in managing or leasing the Properties.

            (d) Disposition Fees. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a Disposition Fee equal to 3.0% of the sales price of such Property or Properties. Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate Contract Sales Price of each Property or
(ii) the Competitive Real Estate Commission for each Property. The Company will pay the Disposition Fees for a property at the time the property is sold.

            (e) Subordinated Share of Net Sale Proceeds. The Subordinated Share of Net Sale Proceeds shall be payable to the Advisor at the time or times that the Company determines that the Subordinated Share of Net Sale Proceeds has been earned by the Advisor. In the case of multiple advisors, advisors and Affiliates shall be allowed incentive fees in accordance with the foregoing limitation, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company's Assets by each respective advisor or Affiliate.

            (f) Subordinated Incentive Fee Due Upon Listing. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Fee Upon Listing. The Subordinated Incentive Fee Due Upon Listing shall be payable to the Advisor during the thirty (30) day period following eighteen (18) months after Listing. The Company shall have the option to pay such fee in the form of cash, Stock, a promissory note or any combination of the foregoing, as determined by the Board of Directors. In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor following Listing, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Share of Net Sale Proceeds following receipt of the Subordinated Incentive Fee Due Upon Listing.

            (g) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the asset value, composition and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the REIT or by others with whom the REIT does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the REIT, including income, conversion or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

          10. Expenses.

            (a) Reimbursable Expenses. In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the Dealer Manager) in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

                  (i) the Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent (i) Capped O&O Expenses borne by the Company exceed 5.0% of the Gross Proceeds raised in a completed Offering and (ii) Organization and Offering Expenses borne by the Company (including selling commissions, dealer manager fees and non-accountable due diligence expense allowance but not including Acquisition Fees or Acquisition Expenses) exceed 15% of the Gross Proceeds raised in a completed Offering;

                  (ii) Subject to the limitation set forth below, Acquisition Expenses incurred by the Advisor or its Affiliates;

                  (iii) Subject to the limitation set forth below, Acquisition Fees and Acquisition Expenses payable to unaffiliated Persons incurred in connection with the selection and acquisition of Properties;

                  (iv) the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor including brokerage and other fees paid in connection with the purchase, operation and sale of Assets;

                  (v) interest and other costs for borrowed money, including discounts, points and other similar fees;

                  (vi) taxes and assessments on income or Property and taxes as an expense of doing business and any taxes otherwise imposed on the Company, its business or income;

                  (vii) costs associated with insurance required in connection with the business of the Company or by the Board;

                  (viii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

                  (ix) all expenses in connection with payments to Directors and meetings of the Directors and Stockholders;

                  (x) expenses associated with Listing or with the issuance and distribution of Securities other than the Stock issued in the Initial Public Offering, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

                  (xi) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

                  (xii) expenses of organizing, converting, modifying, merging, liquidating or dissolving the Company or of amending the Charter or the Bylaws;

                  (xiii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

                  (xiv) administrative service expenses, including all direct and indirect costs and expenses incurred by Advisor in fulfilling its duties hereunder and including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives the Acquisition Fee or Disposition Fee. Such direct and indirect costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor who are engaged in the management, administration, operations, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder;

                  (xv) audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Directors or any committee of the Board of Directors;

                  (xvi) out-of-pocket expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

                  (xvii) out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

                  (xviii) all other out-of-pocket costs necessary for the operation of the Company and its Assets incurred by the Advisor in performing its duties hereunder.

The Company shall also reimburse the Advisor or Affiliates of the Advisor for all direct and indirect costs and expenses incurred on behalf of the Company prior to the execution of this Agreement. In the event the Company does not raise $1,000,000 in its Initial Public Offering, the Advisor will not be reimbursed for Organizational and Offering Expenses.

      The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be reasonable, and shall in no event exceed an amount equal to 6% of the Contract Purchase Price, or in the case of a mortgage loan, 6% of the funds advanced; provided, however, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

            (b) Other Services. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 4, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and a majority of the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

            (c) Timing of and Limitations on Reimbursements.

                  (i) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed no less frequently than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter. Subject to the Excess Expense Guidelines, the Company may advance funds to the Advisor for expenses the Advisor anticipates will be incurred by the Advisor within the current month and any such advances shall be deducted from the amounts reimbursed by the Company to the Advisor.

                  (ii) Notwithstanding anything else in this Section 10 to the contrary, the expenses enumerated in this Section 10 shall not become reimbursable to the Advisor unless and until the Company has raised $1 million in the Initial Public Offering.

                  (iii) The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of NASAA Net Income (the "Excess Expense Guidelines") for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the Excess Expense Guidelines, the Advisor, at the direction of the a majority of the Independent Directors, shall send to the stockholders a written disclosure of such fact, together with an explanation of the factors the a majority of the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

          11. Fidelity Bond. The Advisor shall endeavor to maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $1,000,000 per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.

            12. Other Activities of the Advisor.

            (a) General. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

            (b) Policy with Respect to Allocation of Investment Opportunities. Before the Advisor presents an investment opportunity that would in its judgment be suitable for the Company to another Advisor-sponsored program, the Advisor shall determine in its sole discretion that the investment opportunity is more suitable for such other program than for the Company based on factors such as the following: as the investment objectives and criteria of each program, the cash requirements and anticipated cash flow of each entity, the size of the investment opportunity, the effect of the acquisition both on diversification of each entity's investments, the income tax consequences of the purchase on each entity, the policies of each program relating to leverage, the amount of funds available to each program, and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available that is, in the sole discretion of the Advisor, equally suitable for both the Company and another Advisor-sponsored program, then the Advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. The Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with such allocation method and will promptly disclose any material deviation from such policy or the establishment of a new policy, which shall be allowed provided (1) the Board is provided with notice of such policy at least 60 days prior to such policy becoming effective and (2) such policy provides for the reasonable allocation of investment opportunities among such programs. The Advisor shall provide the Independent Directors with any information reasonably requested so that the Independent Directors can insure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.

          13. Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

          14. Representations and Warranties.

            (a) Of the Company. To induce the Advisor to enter into this Agreement, the Company hereby represents and warrants that:

                  (i) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement.

                  (ii) The Company's execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors including a majority of all Independent Directors of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company's execution and delivery of this Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the assets of the Company pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exception or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or Bylaws or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree by which the Company is bound, in any such case in a manner that would have a material adverse effect on the ability of the Company to perform any of its obligations under this Agreement.

            (b) Of the Advisor. To induce the Company to enter into this Agreement, the Advisor represents and warrants that :

                  (i) The Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement.

                  (ii) The Advisor's execution, delivery and performance of this Agreement has been duly authorized. This Agreement constitutes a valid and binding obligation of the Advisor, enforceable against the Advisor in accordance with its terms. The Advisor's execution and delivery of this Agreement and its fulfillment of and compliance with the respective terms hereof do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Advisor's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
      (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Advisor's articles of incorporation or bylaws, or any law, statute, rule or regulation to which the Advisor is subject, or any agreement, instrument, order, judgment or decree by which the Advisor is bound, in any such case in a manner that would have a material adverse effect on the ability of the Advisor to perform any of its obligations under this Agreement.

                  (iii) The Advisor has received copies of the Charter, the Bylaws, and the Registration Statement and of the Operating Partnership's limited partnership agreement and is familiar with the terms thereof, including without limitation the investment limitations included therein. The Advisor warrants that it will use reasonable care to avoid any act or omission that would conflict with the terms of the Charter, the Bylaws, the Registration Statement, or the Operating Partnership's limited partnership agreement in the absence of the express direction of a majority of the Independent Directors.

          15. Term; Termination of Agreement. This Agreement shall continue in force until the first anniversary of the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

          16. Termination

            (a) Termination by Either Party. This Agreement may be terminated upon 60 days written notice without cause or penalty, by either party (by a majority of the Independent Directors or a majority of the board of directors of the Advisor or its managing member, as the case may be).

            (b) Termination by the Advisor. This Agreement may be terminated immediately by the Advisor in the event of (i) the bankruptcy of the Company or commencement of any bankruptcy or similar insolvency proceedings of the Company, or (ii) any material breach of this Agreement by the Company not cured by the Company within 30 days after written notice thereof.

The provisions of Sections 1, 6, 7, and 17 through 32 survive termination of this Agreement.

          17. Payments to and Duties of Advisor upon Termination. Payments to the Advisor pursuant to this Section 17 shall be subject to the Excess Expenses Guidelines to the extent applicable.

            (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination the following:

                  (i) all unpaid reimbursable expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement; and

                  (ii) the Subordinated Performance Fee Due Upon Termination, provided that no Subordinated Performance Fee Due Upon Termination will be paid if the Company has paid or is obligated to pay the Subordinated Incentive Fee,

            (b) In the event this Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor pursuant to
Section 16(a) or Section 16(b), the Company shall, at the election of the Advisor or any of its Affiliates and at any time (and from time to time) after the effective date of such expiration or termination, purchase all or a portion of the OP Units held by the Advisor and its Affiliates subject to Board approval and applicable law. The purchase price shall be paid in cash or, at the election of the seller, Stock, and shall be payable within 120 days after the Advisor or its Affiliates (as applicable) gives the Company written notice of its desire to sell all or a portion of the OP Units held by such Person to the Company. The Company agrees to keep a sufficient number of authorized but unissued shares of Stock available for issuance pursuant to this Section 17(b) and shall issue shares of Stock as may be required hereunder. The purchase price of the OP Units sold to the Company pursuant to this Section 17(b) shall be (i) in the event the seller elects to receive cash, the Cash Amount the seller would receive under a redemption of such interests under Section 9.7 of the Operating Partnership Agreement assuming the Company paid cash for such redemption, or (ii) in the event the seller elects to receive Stock, the REIT Stock Amount the seller would receive under a redemption of such interests under Section 9.7 of the Operating Partnership Agreement assuming the Company paid Stock for such redemption.

            (c) The Advisor shall promptly upon termination:

                  (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

                  (iii) deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

                  (iv) cooperate with the Company to provide an orderly management transition.

          18. Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Independent Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

          19. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Charter. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 19 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 20. Any indemnification of the Advisor may be made only out of the net assets of the Company, including insurance proceeds, and not from Stockholders.

          20. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but Advisor shall not be held responsible for any action of the Directors in declining to follow any advice or recommendation given by the Advisor.

          21. Advisor's Liability.

            (a) Notwithstanding any other provisions of this Agreement, in no event shall the Company make any claim against the Advisor, or its Affiliates, on account of any good faith interpretation by Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operations of the Company hereunder by the Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 21(a) shall not be deemed to release the Advisor from liability for its gross negligence or reckless disregard of its duties.

            (b) The Company shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company unless such expenditure is specifically prohibited by this Agreement or the Charter. The provisions of this Section 21(b) shall not be deemed to release the Advisor from liability for its gross negligence or reckless disregard of its duties.

            (c) In no event will either party be liable for damages based on loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of the other party or person, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed. In no event will the Advisor's aggregate liability under this Agreement ever exceed the total amount of fees it actually receives from the Company pursuant to Article 9.

          22. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:


To the Board and to the Company:          Cornerstone Core Properties REIT, Inc.
                                          4590 MacArthur Blvd. Suite 610
                                          Newport Beach, California 92660
                                          Attention: Chief Executive Officer


To the Advisor:                           Cornerstone Realty Advisors, LLC
                                          4590 MacArthur Blvd, Suite 610
                                          Newport Beach, California 92660
                                          Attention:  Managing Member

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 22.

          23. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

          24. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          25. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California.

          26. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

          27. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          28. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

          29. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

          30. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.


          31. Initial Investment. Terry G. Roussel, an Affiliate of the Advisor, has purchased 125 shares of Common Stock for $1,000. Prior to the effective date of the Initial Public Offering, the Advisor and its Affiliates will have purchased OP Units for $200,000. The Advisor may not sell any of the Common Stock while the Advisor acts in such advisory capacity to the Company, provided, that such Common Stock may be transferred to Affiliates of the Advisor. Affiliates of the Advisor may not sell any of the Common Stock while the Advisor acts in such advisory capacity to the Company, provided, that such Common Stock may be transferred to the Advisor or other Affiliates of the Advisor. The restrictions included above shall not apply to any other Securities acquired by the Advisor or its Affiliates. With respect to Stock owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Stock necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Stock owned by any of them shall not be included.


          32. Name. Cornerstone Ventures, Inc. has a proprietary interest in the name "Cornerstone." Cornerstone Ventures, Inc. is an Affiliate of the Advisor. Cornerstone Ventures, Inc. hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name "Cornerstone " during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain an Affiliate of Cornerstone Ventures, Inc. to perform the services of Advisor, the Company and the Operating Partnership will, promptly after receipt of written request from Cornerstone Ventures, Inc., cease to conduct business under or use the name "Cornerstone" or any derivative thereof and the

    Company and the Operating Partnership shall change the name of the Company and the Operating Partnership to a name that does not contain the name "Cornerstone" or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to the word "Cornerstone." Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Cornerstone" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company, the Board or the Operating Partnership.

      IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.


                              CORNERSTONE CORE PROPERTIES REIT, INC.


                                  By: _________________________________________
                                         Terry G. Roussel, President

                              CORNERSTONE REALTY ADVISORS, LLC

                                  By:  CORNERSTONE VENTURES, INC.,
                                       It's Managing Member

                                       By: ____________________________________
                                           Terry G. Roussel, President

For purposes of Section 32 of this Agreement:

CORNERSTONE VENTURES, INC.

By: _______________________________
    Terry G. Roussel, President